Filed by Charles River Laboratories International, Inc.
pursuant to Rule 14a-12
of the Securities Exchange Act of 1934
Subject Company: Charles River Laboratories International, Inc.
(Commission File No.: 001-15943)

Bank of America Merrill Lynch Health Care Conference

Charles River and WuXi PharmaTech: The First Global Early-Stage CRO

Thomas F. Ackerman
Executive Vice President and CFO
May 12, 2010

Charles River
[C] 2010 Charles River Laboratories International, Inc.

Safe Harbor Statement

This document includes "forward-looking statements" within the meaning of the
Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate," "believe," "expect,"
"estimate," "plan," "outlook," and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on current expectations and beliefs of Charles River Laboratories ("Charles River") and WuXi PharmaTech
(Cayman) Inc ("WuXi"), and involve a number of risks and uncertainties that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: 1) the possibility that the companies may be unable to obtain stockholder or regulatory approvals required for the combination; 2) problems may arise in successfully integrating the businesses of the two companies
(including retention of key WuXi executives); 3) the acquisition may involve unexpected costs; 4) the combined company may be unable to achieve cost and revenue synergies; 5) the businesses may suffer as a result of uncertainty surrounding the acquisition; and 6) the industry may be subject to future regulatory or legislative actions and other risks that are described in
Securities and Exchange Commission ("SEC") reports filed or furnished by Charles
River and WuXi.

In addition, these statements include statements regarding the projected 2010 financial performance of WuXI, the availability of funding for our customers and the impact of economic and market conditions on them generally, the anticipated strength of our balance sheet, the effects of our 2009 and 2010 cost-saving actions and other actions designed to manage expenses, operating costs and capital spending, and to streamline efficiency, and the ability of the Company to withstand the current market conditions. Forward-looking statements are based on Charles River's current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the ability to successfully integrate the businesses we acquire; the ability to successfully develop and commercialize SPC's technology platform; a decrease in research and development spending, a decrease in the level of outsourced services, or other cost reduction actions by our customers; the ability to convert backlog to sales; special interest groups; contaminations;
industry trends; new displacement technologies; USDA and FDA regulations;
changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations;
changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 19,
2010, as well as other filings we make with the SEC.

Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River and WuXi. Charles River and WuXi assume no obligation and expressly disclaim any duty to update information contained in this filing except as required by law.

                                                                               2

Regulation G

This presentation includes discussion of non-GAAP financial measures with respect to Charles River and also with respect to WuXi included in WuXi's first-quarter 2010 earnings release filed on Form 6-K with the SEC on May 11,
2010. We believe that the inclusion of these non-GAAP financial measures provides useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges, consistent with the manner in which management measures and forecasts the Company's performance. The non-GAAP financial measures included in this presentation are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP.
The company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. In accordance with Regulation G, you can find the comparable GAAP measures and reconciliations to those GAAP measures on our website at ir.criver.com, or with respect to WuXI, in WuXi's current report on Form 6-K filed with the SEC on May 11, 2010, available at the SEC's website, www.sec.gov.

Additional Information

This document may be deemed to be solicitation material in respect of the proposed combination of Charles River and WuXi. In connection with the proposed transaction, Charles River will file a preliminary proxy statement and a definitive proxy statement with the SEC. The information contained in the preliminary filing will not be complete and may be changed. Before making any voting or investment decisions, investors and security holders are urged to read the definitive proxy statement when it becomes available and any other relevant documents filed with the SEC because they will contain important information.
The definitive proxy statement will be mailed to the shareholders of Charles
River seeking their approval of the proposed transaction. Charles River's shareholders will also be able to obtain a copy of the definitive proxy statement free of charge by directing a request to: Charles River Laboratories,
251 Ballardvale Street, Wilmington, MA 01887, Attention: General Counsel. In
addition, the preliminary proxy statement and definitive proxy statement will be available free of charge at the SEC's website, www.sec.gov or shareholders may access copies of the documentation filed with the SEC by Charles River and on
Charles River's website at www.criver.com.

Charles River and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Charles
River's directors and executive officers is available in Charles River's proxy statement for its 2010 annual meeting of shareholders, which was filed with the
SEC on March 30, 2010. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Charles
River shareholders in connection with the proposed transaction will be set forth in the preliminary proxy statement when it is filed with the SEC.

This document does not constitute an offer of any securities for sale or a solicitation of an offer to buy any securities. The Charles River shares to be issued in the proposed transaction have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Charles River intends to issue such
Charles River shares pursuant to the exemption from registration set forth in
Section 3(a)(10) of the Securities Act.

                                                                               3
Charles River

The New Charles River

[]   Charles River signed a definitive agreement to acquire WuXi PharmaTech for
     ~$1.6B (1) in cash and stock on April 26(th)

[]   The combination creates the first early-stage contract research organization (CRO)

     *    Offers a full range of products and services from molecule creation to first-in-human testing

[]   Charles River's expertise in in vivo biology combined with WuXi's expertise in chemistry creates a CRO capable of supporting clients' early-stage drug development efforts on a global basis

[]   Drives CRL shareholder value through profitable growth

(1) Based on CRL's 04/23/2010 closing stock price.

                                                                               4
Charles River

Charles River Today

[]   A leading in vivo biology company

     *    $1.20B in net sales (FY '09)

[]   Unique portfolio of products and services focused on the research and development continuum for new drugs

[]   A multinational company with ~8,000 employees worldwide

     *    ~70 facilities in 16 countries

          []   Continuous expansion to support client needs

                               [GRAPHIC OMITTED]

(Source:) Based on Charles River's FY 2009 net sales.
                                                                               5
Charles River

WuXi Today

[]   A leading chemistry company

     *    $270M in net sales (FY09)

[]   Service portfolio supports clients early with molecule creation, extending downstream through laboratory and manufacturing services

[]   Largest China-based CRO with ~4,200 employees worldwide

     *    One of the largest employers of chemists in the world

     *    7 facilities in China and U. S. to support clients globally

                               [GRAPHIC OMITTED]

(Source:) filed Based with on the WuXi's SEC information on 04/23/2010 as disclosed and other in public its Form documents. 20-F

                                                                               6

Charles River

The New CRL: Global Integrated Services

                          Discovery
Target                              Assay        Hit/Lead
Identification/ Compound            Development/ Identification/
Validation      Synthesis           Screening    Optimization

                         Preclinical
                                                    Process
Discovery Pharma-                        Safety     Scale-up/
and Imaging cology                       Assessment Research
Services                                            Manufacture
          Research Models and Services
          Clinical
Phase I   Phase 2                        Phase 3
Clinical  Clinical                       Clinical   Commercial
Trials    Trials                         Trials     Manufacture
          Bioanalytical Services/Testing

Charles River
                                                                               7

Drives Profitable Revenue Growth

[]   WuXi provides opportunity to enhance revenue growth while expanding Charles
     River's margins

[]   Discovery and Chemistry services

     *    Fastest-growing business segment as pharmas increasingly choose to outsource * Significant growth opportunity for WuXi's new downstream services

[]   Service biology, DMPK/ADME, formulation, process research, bioanalytical chemistry, manufacturing

[]   GLP safety assessment in China

     *    Expands the development and scope of GLP capabilities in China

[]   Manufacturing services

     *    Emerging opportunity for active pharmaceutical ingredients (APIs) for clinical trial and commercial-scale manufacturing services in China

[]   New business opportunities

     *    Drives more business upstream and downstream with existing and prospective clients based on unprecedented scope of early-stage portfolio

[]   Expanded portfolio drives market share gains

Charles River
                                                                               8

The New CRL Revenue Base*
[GRAPHIC OMITTED]

Leveraging the increasing strategic importance of China

* Based on FY 2009 combined sales.  WuXi's  information is as disclosed in its
Form 20-F filed with the SEC on 04/23/2010 and other public documents.

Charles River

                                                                               9

The New CRL Business Segments

                          2009 Combined Sales*: $1.5B
                               [GRAPHIC OMITTED]

DS: Discovery Services
RMS: Research Models and Services
PCS: Preclinical Services

* Based on FY 2009 combined sales, with Charles River's DIS included in DS and
WuXi's U.S.-based Laboratory Services included in PCS. WuXi's information is as disclosed in its Form 20-F filed with the SEC on 04/23/2010 and other public documents.

Charles River

                                                                              10

Compelling Value Proposition for Clients

[]   Larger footprint with more capabilities enables clients to partner with one company from chemistry to man

[]   More attractive partner for biopharmaceutical companies looking to gain more value from fewer service providers

[]   Enables clients to choose where to work: North America, Europe or China

     *    Charles River brand supports placement of work in China

[]   Seamless transfer of therapeutics across the early-stage continuum helps reduce time and cost to bring a drug to market

     *    Enables sponsors to make earlier "go/no-go" decisions

Charles River

                                                                              11

Enhancing Client Relationships

[]   Focus on expanding existing client partnerships

     *    Enhances solid, high-level relationships in the same companies

     *    Strengthens relationships with those clients where one company is pre-eminent

     *    Creates new opportunities with clients where both entities currently have minority share

[]   Client retention driven by breadth of portfolio, high-quality science and exceptional service

Charles River

                                                                              12

Very Favorable Client Response

[]   Senior management of CRL contacted top 20 major pharmaceutical and biotechnology clients within 24 hours of announcement

[]   Viewed the acquisition as strategic fit with CRL's in vivo business, offering clients the opportunity for larger relationships with CRL

     *    Clients already requesting follow-up meetings to discuss potential expansion of relationships upstream

[]   Value of CRL brand seen as an advantage in terms of standardizing products and services in China

Charles River

                                                                              13

The New CRL Client Base

[]   Client base composed of big pharma and biotech, small and mid-tier pharma and biotech, academic and government clients, CROs and agricultural and chemical manufacturers

[]   Top 10 clients represent ~35% of combined sales

[]   No single client represents more than 6% of sales

[GRAPHIC OMITTED]

* Based on FY 2009 combined sales. WuXi's information is as disclosed in its
Form 20-F filed with the SEC on 04/23/2010 and other public documents.

                                                                              14
Charles River

2011 General Assumptions(1)

[]   Expect to recognize ~$20M of cost synergies

     *    Public company costs, SGandA, and refinement of operating structure

[]   ~4.5% average interest rate on new debt

     *    New debt of ~$950M

[]   Existing term loan is repaid

     *    Debt amortization begins in 4Q2010 (after close)

[]   Expect to accelerate repayment with cash flow

[]   Consolidated CRL non-GAAP tax rate expected to be ~25%-26%

[]   ~85-86M CRL shares outstanding post-close

[]   Expected to be neutral (at bottom of or below collar) to slightly accretive to non-GAAP EPS in 2011, and increasingly accretive thereafter

(1)  Combined financial information is presented as a supplementary non-GAAP financial measure, and is not intended to be superior to or a substitute for any financial measure prepared in accordance with GAAP. Furthermore, combined financial information is not equivalent to pro forma financial information as may be included in any proxy statement Charles River will file with the SEC in connection with this transaction. For example, combined financial information does not give effect to adjustments likely to be found in pro forma financial information such as increased amortization and depreciation. Items excluded from non-GAAP EPS consist of all deal-related costs including repatriation impact.

Charles River
                                                                              15

WuXi 1Q10 Results(1)

[]   Strong Q1 net revenues increase of 36% to $80.6M

                 Non-    %[] from
($ in millions)  GAAP OI 1Q09
Reported         $20.5   57%
Share-based comp (2.3)   15%
CRL Presentation $18.2   65%

[]   Non-GAAP diluted earnings per ADS of $0.25, an increase of 26%

     *    Non-GAAP earnings exclude share-based compensation costs associated with FAS123R

(1) Source: WuXi 1Q10 earnings release issued on May 11, 2010, as included in the Form 6-K filed with the SEC on May 11, 2010.

Charles River

                                                                              16

WuXi 2010 Guidance(1)

[]   2Q10 Guidance

     *    Net revenues of $76-$78M

     *    Non-GAAP gross margin better than 1Q10

[]   Reaffirmed guidance for 2010 at the upper end of ranges

     *    Net revenues growth of 15-19% to $310-$320M

     *    Growth in non-GAAP operating income of up to 10%

[]   "Continue to expect strong financial performance throughout 2010 and beyond"

(1) Source: WuXi 1Q10 earnings release issued on May 11, 2010, as included in the Form 6-K filed with the SEC on May 11, 2010.

                                                                              17

Transaction Summary

Purchase price        ~$1.6B(1),including the assumption
                      of WuXi's debt and cash
Consideration         $21.25(1) total per ADS subject to collar (below)
per share                   o $11.25 in cash (~53%) plus
                            o $10.00 of CRL common stock (~47%)
                               determined by exchange ratio
Exchange Ratio        $10.00 divided by 20-day weighted average closing price
                      prior to closing subject to collar (below)
Collar                At Charles River's stock price of $37.1486 or below,
                      exchange ratio is fixed at 0.2692; at a price of $43.1726
                      or above, exchange ratio is fixed at 0.2316
Premium               28% based on  WuXi's 04/23/2010 closing price of $16.57
                      38% based on 30-day average closing price of $15.45
Expected closing      By 4Q10, subject to approval by each company's
                      shareholders and the satisfaction of customary closing
                      conditions and regulatory approvals
Ownership             Approximately 78%  Charles River/
                             22%  WuXi pro forma ownership
Tax Treatment         Taxable exchange under place U.S. tax law

(1) Based on CRL's 04/23/2010 closing stock price.

                                                                              18

Integration Planning

[]   Integration team leaders have already met (week of 5/3)

     *    CRL: Dave Johst, EVP, Human Resources, General Counsel and CAO

     *    WX: Edward Hu, COO

[]   Forming integration sub-teams and identifying key objectives

     *    Goal: "Hit the ground running" after close

                                                                              19

WuXi Senior Management Joins CRL

[]   Ge Li, PhD: Corporate EVP and President, Global Discovery and China
     Services

     *    Joins CRL Board, along with two additional directors chosen by WuXi

[]   Edward Hu: Corporate SVP and General Manager, Global Discovery and China
     Services

[]   Shuhui Chen, PhD: Corporate SVP and General Manager, Chemistry Services and
     Chief Scientific Officer, China

[]   Suhan Tang, PhD: Corporate VP and General Manager, Manufacturing Services

[]   Employment agreements with top four executives

     *    Each agreement has a three-year term

                                                                              20

The New CRL: A Unique Opportunity

[]   Combines leaders in in vivo biology and chemistry

[]   Larger footprint with more capabilities enables clients to partner with one company from chemistry to man

[]   Supportive of global pharmas who view China as the new frontier for drug development

[]   Dramatically improves both companies' ability to meet existing and future client needs

[]   WuXi provides opportunity to drive revenue growth while expanding Charles
     River's margins

     *    Expect to generate $20M in annual cost synergies

     *    Opportunity for meaningful revenue synergies

                                                                              21

                    Accelerating Drug Development. Exactly.

CRL LISTED NYSE

[C] 2010 Charles River Laboratories International, Inc.